Exhibit 99 to Statement of Changes in Beneficial Ownership	Nordson Corp (NDSN)	Transaction Date

Russell Leroy Bauknight	Shares	July 22, 2005
1517 Gervais Street	Sold & Delivered	Remaining
Columbia, SC 29201	59267	Shares
	1.5945%	3,657,667
Cynthia W. Nord Charitable Remainder Unitrust dated June 9, 1994	13,751	866,105

Evan W. Nord Charitable Remainder Unitrust dated June 9, 1994	13,751	866,105
Evan W. Nord Revocable Trust dated July 6, 1994, as supplemented September 21, 1994 and November 18, 1994	5,105	321,467
Evan W. Nord Grandchild Trust No. 1 dated April 10, 1997	0	0
Evan W. Nord Grandchildren Trust dated September 8, 1997	0	0

Evan W. Nord Trust FBO Bruce B. Nord dated June 2, 1987	430	27,016
Evan W. Nord Trust FBO Ethan W. Nord dated June 2, 1987	430	27,016
Evan W. Nord Trust FBO Kathleen N. Peterson dated June 2, 1987	430	27,016
Evan W. Nord Trust FBO Eric T. Nord dated June 2, 1987	430	27,016
Evan W. Nord Trust FBO Allyson M. Nord dated June 2, 1987	430	27,016

Evan W. Nord Trust Agreement FBO Wiley Kennedy dated December 8, 1995	117	7,355
2000 Irrevocable Trust Agreement of Evan W. Nord	826	51,960
2000 Charitable Remainder Trust No. 1 of Evan W. Nord	551	34,637
2000 Charitable Remainder Trust No. 2 of Evan W. Nord	55	3,460
2000 Charitable Remainder Trust No.3 of Evan W. Nord	55	3,460
2000 Charitable Remainder Trust No. 4 of Evan W. Nord	55	3,460
2000 Charitable Remainder Trust No.5 of Evan W. Nord	55	3,460
2000 Charitable Remainder Trust No. 6 of Evan W. Nord	55	3,460
2000 Charitable Remainder Trust No.7 of Evan W. Nord	55	3,460
2000 Charitable Remainder Trust No. 8 of Evan W. Nord	55	3,460
2000 Charitable Remainder Trust No.9 of Evan W. Nord	55	3,460
2000 Charitable Remainder Trust No. 10 of Evan W. Nord	55	3,460
2000 Charitable Remainder Trust No. 11 of Evan W. Nord	55	3,460
2000 Charitable Remainder Trust No. 12 of Evan W. Nord	55	3,460
2000 Charitable Remainder Trust No.13 of Evan W. Nord	55	3,460
2000 Charitable Remainder Trust No. 14 of Evan W. Nord	55	3,460
2000 Charitable Remainder Trust No.15 of Evan W. Nord	55	3,460
2000 Charitable Remainder Trust No. 16 of Evan W. Nord	55	3,460
2000 Charitable Remainder Trust No.17 of Evan W. Nord	407	996
2000 Charitable Remainder Trust No. 18 of Evan W. Nord	407	996
2000 Charitable Remainder Trust No.19 of Evan W. Nord	407	996
2000 Charitable Remainder Trust No. 20 of Evan W. Nord	0	0

Evan W. Nord Trust for Lineal Descendants FBO Allyson N Wandtke dated May 25, 1995	2,097	132,007
Evan W. Nord Trust for Lineal Descendants FBO Katheleen N Peterson dated May 25, 1995	2,097	132,007
Evan W. Nord Trust for Lineal Descendants FBO Ethan W Nord dated May 25, 1995	2,097	132,007
Evan W. Nord Trust for Lineal Descendants FBO Eric T Nord dated May 25, 1995	2,097	132,007
Evan W. Nord Trust for Lineal Descendants FBO Bruce B Nord dated May 25, 1995	2,097	132,007
Evan W. Nord Charitable Remainder Unitrust FBO Eric Nord and Charitable Purposes dated June 1, 1993, as supplemented July 28, 1994 and May 26, 1995	2,097	132,007
Evan W. Nord Charitable Remainder Unitrust FBO Ethan Nord & Charitable Purposes dated June 1, 1993, as supplemented July 28, 1994 and May 26, 1995	2,097	132,007
Evan W. Nord Charitable Remainder Unitrust FBO Bruce Nord & Charitable Purposes dated June 1, 1993, as supplemented July 28, 1994 and May 26, 1995	2,097	132,007
Evan W. Nord Charitable Remainder Unitrust FBO Katheleen Peterson & Charitable Purposes dated June 1, 1993, as supplemented July 28, 1994 and May 26, 1995	2,097	132,007
Evan W. Nord Charitable Remainder Unitrust FBO Allyson N. Wandtke & Charitable Purposes dated June 1, 1993, as supplemented July 28, 1994 and May 26, 1995	2,097	132,007

Total Shares	59,267	3,657,667